AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 16, 2004
                                         Registration Statement No. 333-_______

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                 __________________
                                      FORM S-8
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933
                                  __________________

                        THE MAY DEPARTMENT STORES COMPANY
             (Exact Name of Registrant as Specified in its Charter)

                  Delaware                                    43-1104396
State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                            Identification No.)

             611 Olive Street, St. Louis, Missouri       63101-1799
              (Address of Principal Executive Offices)  (Zip Code)

       1994 STOCK INCENTIVE PLAN OF THE MAY DEPARTMENT STORES COMPANY
                                (Full Title of Plan)

                            RICHARD A. BRICKSON, Esq.
                             Secretary and Counsel
                       THE MAY DEPARTMENT STORES COMPANY
                               611 Olive Street
                      St. Louis, Missouri 63101-1799
                               (314) 342-6300
         (Name, Address and Telephone Number of Agent for Service)

                         CALCULATION OF REGISTRATION FEE
                                    Proposed     Proposed
Title of                            Maximum      Maximum
Securities        Amount            Offering     Aggregate       Amount of
To Be             To Be             Price Per    Offering        Registration
Registered(1)     Registered(1)     Unit(2)      Price (2)       Fee(3)
Common Stock
($.50 par         11,000,000
value)            shares            $31.40       $345,400,000    $27,977.40


(1) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described in this registration statement.
(2) Under Rules 457(c) and (h) of the Securities Act, the registration fee was based on the average of the high and low sale price of The May Department Stores Company's common stock on January 15, 2004 on the New York Stock Exchange.
(3) Established pursuant to Section 6(b) of the Securities Act. May has a balance of $5,258.42 in its account at the SEC which is being offset against the total filing fee due for this registration statement.

Explanatory Note

The May Department Stores Company ("May") is filing this registration statement to register an additional 11,000,000 shares of its common stock, which may be issued under its 1994 Stock Incentive Plan. These shares are of the same class as other securities of May for which a Registration Statement on Form S-8
(No. 333-59792) is already effective. The contents of Registration Statement No. 333-59792, filed by May on April 30, 2001, are incorporated by reference.

Part I

Information Required in the Section 10(a) Prospectus

The document(s) containing the information specified in Part I of Form S-8 are not required to be filed with the Securities and Exchange Commission as part of this registration statement.

Part II

Information Required in the Registration Statement


Item 3. Incorporation of Documents by Reference.

May incorporates by reference the following SEC filings in this registration statement:

(a)  May's Annual Report on Form 10-K for the fiscal year ended
     February 1, 2003.

(b) May's Quarterly Reports on Form 10-Q for the quarterly periods ended May 3, 2003, August 2, 2003 and November 1, 2003.

(c) May's Current Reports on Form 8-K filed on February 14, 2003, April 24, 2003, May 8, 2003, May 13, 2003, June 20, 2003, June 27, 2003,
     July 30, 2003, August 12, 2003, and November 12, 2003.

(d) The description of May's common stock contained in May's Registration Statement (Registration No. 333-91751) on Form S-4 dated November 30, 1999,filed pursuant to Section 12 of the Exchange Act and May's Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 4(a) of Post-Effective Amendment No. 1 to Form S-8, filed May 29, 1996), and May's Certificate of Amendment of the Amended and Restated Certificate of Incorporation, dated May 21, 1999 (incorporated herein by reference to Exhibit 3(b) of Form 10-Q, filed June 8, 1999), including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute part of this registration statement, except as so modified and amended.


Item 4. Description of Securities.

Not applicable.


Item 5. Interests of Named Experts and Counsel.

Not applicable.


Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a corporation, under certain circumstances, to indemnify its directors and officers (including reimbursement for expenses incurred). May has provided for indemnification of its directors and officers to the extent permitted by the provisions of the Delaware statute in its charter, by-laws and otherwise, including by entering into indemnification agreements with the directors and certain executive officers of May. May also has a directors and officers liability insurance policy.

Item 7. Exemption from Registration Claimed.

Not applicable.


Item 8. Exhibits.

Exhibit
Number    Description

4.1       Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit
          4(a) of Post-Effective Amendment No. 1 to Form S-8 filed May 29, 1996).
4.2       Certificate of Amendment of the Amended and Restated Certificate of Incorporation (incorporated herein by referenced to Exhibit 3(b) of Form 10-Q filed June 8, 1999).
4.3       By-laws (incorporated herein by reference to Exhibit 4.3 of Form S-8 filed February 20, 2003).
4.4       Rights Agreement, dated as of August 19, 1994, between The May Department Stores Company, a New
          York corporation ("May New York") and The Bank of New York, as Rights Agent, which includes as
          Exhibit A thereto, the Form of Rights Certificate (incorporated herein by reference to Exhibit 1 of Current Report on Form 8-K dated September 2, 1994).
4.5       Assignment and Assumption of the Rights Agreement, dated May 24, 1996, among May New York, May and The Bank of New York, as Rights Agent (incorporated by reference to Exhibit 4(d) of Post-
          Effective Amendment No. 1 to Form S-8 filed May 29, 1996).
5.1       Opinion re: legality of the securities being issued.
15.1      Accountants' Acknowledgement of Deloitte & Touche LLP.
23.1      Consent of Deloitte & Touche LLP.
23.2      Notice of Inability to Obtain Consent From Arthur Andersen & Co.
23.3      Consent of Counsel (included in the opinion filed as Exhibit 5.1 to this registration statement).
24        Powers of Attorney.


Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement and to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

The Registrant.

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of St. Louis, state of Missouri, on the 16th day of January, 2004.

                                       THE MAY DEPARTMENT STORES COMPANY
                                           By:  /s/  Richard A. Brickson
                                           Name:  Richard A. Brickson
                                           Title:  Secretary and Senior Counsel

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:


Signature                            Title                                Date

Principal Executive Officer:
Eugene S. Kahn*                      Director, Chairman of the Board      January 16, 2004
Eugene S. Kahn                       and Chief Executive Officer

Principal Financial and Accounting Officer:
Thomas D. Fingleton*                 Executive Vice President and         January 16, 2004
Thomas D. Fingleton                  Chief Financial Officer

John L. Dunham*                      Director and President               January 16, 2004
John L. Dunham

R. Dean Wolfe*                       Director and Executive Vice          January 16, 2004
R. Dean Wolfe                        President of Acquisitions and
                                     Real Estate

Marsha J. Evans*                     Director                             January 16, 2004
Marsha J. Evans

James M. Kilts*                      Director                             January 16, 2004
James M. Kilts

Russell E. Palmer *                  Director                             January 16, 2004
Russell E. Palmer

Michael R. Quinlan*                  Director                             January 16, 2004
Michael R. Quinlan

Joyce M. Roche*                      Director                             January 16, 2004
Joyce M. Roche


*     By:  /s/ Richard A. Brickson
           Richard A. Brickson
           Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number     Description
4.1        Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit
           4(a) of Post-Effective Amendment No. 1 to Form S-8 filed May 29, 1996).
4.2        Certificate of Amendment of the Amended and Restated Certificate of Incorporation (incorporated herein by referenced to Exhibit 3(b) of Form 10-Q filed June 8, 1999).
4.3        By-laws (incorporated herein by reference to Exhibit 4.3 of Form S-8 filed February 20, 2003).
4.4        Rights Agreement, dated as of August 19, 1994, between The May Department Stores Company, a New
           York corporation ("May New York") and The Bank of New York, as Rights Agent, which includes as
           Exhibit A thereto, the Form of Rights Certificate (incorporated herein by reference to Exhibit 1 of Current Report on Form 8-K dated September 2, 1994).
4.5        Assignment and Assumption of the Rights Agreement, dated May 24, 1996, among May New York, May and The Bank of New York, as Rights Agent (incorporated by reference to Exhibit 4(d) of Post-
           Effective Amendment No. 1 to Form S-8 filed May 29, 1996).
5.1        Opinion re: legality of the securities being offered.
15.1       Accountants' Acknowledgement of Deloitte & Touche LLP.
23.1       Consent of Deloitte & Touche LLP.
23.2       Notice of Inability to Obtain Consent From Arthur Andersen & Co.
23.3       Consent of Counsel (included in the opinion filed as Exhibit 5.1 to this registration
           (statement).
24         Powers of Attorney.

                                                                    Exhibit 5.1

                                           January 16, 2004




The Board of Directors
The May Department Stores Company
611 Olive Street
St. Louis, MO 63101

Ladies and Gentlemen:

     I have acted as counsel for The May Department Stores Company ("May") in connection with the registration by May under the Securities Act of 1933 (the "Act") of 11,000,000 (subject to adjustment as provided therein) shares of common stock, par value $.50 per share, of May ("Common Stock") issuable under May's 1994 Stock Incentive Plan (the "Plan") under a registration statement on Form S-8 (the "Registration Statement") filed today with the Securities and Exchange Commission.

     On the basis of such investigation as I deemed necessary, I am of the opinion that when the shares of Common Stock have been registered under the Act, and when May has received the consideration to be received for said shares in accordance with the provisions of the Plan and said shares have been issued by May as provided under the Plan, said shares of Common Stock will be validly issued and outstanding, fully paid and non-assessable, with no personal liability attaching to the ownership thereof.

     I consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                         /s/ Richard A. Brickson

                                         Richard A. Brickson
                                         Secretary and Senior Counsel

                                                                   Exhibit 15.1

Deloitte
                                                          Deloitte & Touche LLP
                                                               Once City Centre
                                                       St. Louis, MO 63101-1819
                                                                            USA
                                                           Tel: +1 314 342 4900
                                                               www.deloitte.com


ACCOUNTANTS' ACKNOWLEDGEMENT

January 15, 2004

The May Department Stores Company
St. Louis, Missouri

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of The May Department Stores Company and subsidiaries for the periods ended May 3, 2003 and May 4, 2002, and August 2, 2003 and August 3, 2002, and November 1, 2003 and November 2, 2002, as indicated in our reports dated May 29, 2003, September 9, 2003 and December 4, 2003, respectively; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our reports referred to above, which were included in your Quarterly Reports on Form 10-Q for the quarters ended May 3, 2003, August 2, 2003 and November 1, 2003, are being incorporated by reference in this Registration Statement.

We also are aware that the aforementioned reports, pursuant to Rule 436(c) under the Securities Act of 1933, are not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/ Deloitte & Touche LLP

                                                                   Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The May Department Stores Company and subsidiaries on Form S-8 of our report dated February 12, 2003 relating to the consolidated financial statements of The May Department Stores Company and subsidiaries as of and for the year ended February 1, 2003 (which expresses an unqualified opinion and includes explanatory paragraphs relating to (1) the adoption of a new accounting principle and (2) the application of procedures relating to certain other disclosures and reclassifications of financial statement amounts related to the 2001 and 2000 consolidated financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures and reclassifications) appearing in the Annual Report on Form 10-K of The May Department Stores Company and subsidiaries for the year ended February 1, 2003.

/s/  Deloitte & Touche LLP
St. Louis, Missouri
January 15, 2004

                                                                   Exhibit 23.2


Notice of Inability to Obtain Consent From Arthur Andersen & Co.


On April 10, 2002, May announced that May's Board of Directors, upon the recommendation of its audit committee, had engaged Deloitte & Touche LLP to replace Arthur Andersen LLP ("Arthur Andersen") as May's independent accountants. The decision to replace Arthur Andersen as May's independent accountants was not the result of any disagreement with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

May's audited financial statements for the fiscal years ended February 2, 2002 and February 3, 2001, incorporated herein by reference to its Annual Report on Form 10-K for the fiscal year ended February 1, 2003, have been audited by Arthur Andersen , as indicated in its reports with respect thereto, and are incorporated herein by reference in this registration statement in reliance
upon the authority of said firm as experts in giving said report.   Arthur
Andersen has not consented to the incorporation by reference of its reports in this registration statement and May has dispensed with the requirement to file such consent in reliance upon Rule 437a of the Securities Act. The absence of such consent may limit recovery by investors on certain claims. In particular, because Arthur Andersen has not consented to the incorporation by reference of its reports in this registration statement, a recipient of stock under May's 1994 Stock Incentive Plan will not be able to recover against Arthur Andersen under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen or any omissions to state a material fact required to be stated therein.

                                                                     Exhibit 24

                             POWER OF ATTORNEY

    The undersigned appoints John L. Dunham, Alan E. Charlson and Richard A. Brickson, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power substitution for him and in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-8, and to sign any and all amendments and post-effective amendments thereto, with respect to The May Department Stores Company 1994 Stock Incentive Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.



                  /s/ Eugene S. Kahn
                  Eugene S. Kahn
                  Director, Chairman of the Board and Chief Executive Officer




Date: January 16, 2004





                                         POWER OF ATTORNEY


     The undersigned appoints John L. Dunham, Alan E. Charlson and Richard A. Brickson, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power substitution for him and in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-8, and to sign any and all amendments and post-effective amendments thereto, with respect to The May Department Stores Company 1994 Stock Incentive Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.




                  /s/ John L. Dunham
                  John L. Dunham
                  Director and President



Date: January 16, 2004

                                     POWER OF ATTORNEY


     The undersigned appoints Alan E. Charlson and Richard A. Brickson, and either one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power substitution for him and in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-8, and to sign any and all amendments and post-effective amendments thereto, with respect to The May Department Stores Company, 1994 Stock Incentive Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.



                  /s/    Thomas D. Fingleton
                  Thomas D. Fingleton
                  Executive Vice President and Chief Financial Officer





Date: January 16, 2004

                               POWER OF ATTORNEY


     The undersigned appoints John L. Dunham, Alan E. Charlson and Richard A. Brickson, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power substitution for him and in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-8, and to sign any and all amendments and post-effective amendments thereto, with respect to The May Department Stores Company 1994 Stock Incentive Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.



          /s/   R. Dean Wolfe
          R. Dean Wolfe
          Director and Executive Vice President of Acquisitions and Real Estate


Date: January 16, 2004

                                       POWER OF ATTORNEY


     The undersigned appoints John L. Dunham, Alan E. Charlson and Richard A. Brickson, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power substitution for him and in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-8, and to sign any and all amendments and post-effective amendments thereto, with respect to The May Department Stores Company 1994 Stock Incentive Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.



                  /s/   Marsha J. Evans
                  Marsha J. Evans
                  Director

Date: January 16, 2004

POWER OF ATTORNEY


     The undersigned appoints John L. Dunham, Alan E. Charlson and Richard A. Brickson, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power substitution for him and in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-8, and to sign any and all amendments and post-effective amendments thereto, with respect to The May Department Stores Company 1994 Stock Incentive Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.



                  /s/      James M. Kilts
                  James M. Kilts
                  Director

Date: January 16, 2004

                                         POWER OF ATTORNEY


     The undersigned appoints John L. Dunham, Alan E. Charlson and Richard A. Brickson, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power substitution for him and in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-8, and to sign any and all amendments and post-effective amendments thereto, with respect to The May Department Stores Company 1994 Stock Incentive Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.



                  /s/    Russell E. Palmer
                  Russell E. Palmer
                  Director

Date: January 16, 2004

                             POWER OF ATTORNEY


     The undersigned appoints John L. Dunham, Alan E. Charlson and Richard A. Brickson, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power substitution for him and in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-8, and to sign any and all amendments and post-effective amendments thereto, with respect to The May Department Stores Company 1994 Stock Incentive Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.



                  /s/   Michael R. Quinlan
                  Michael R. Quinlan
                  Director

Date: January 16, 2004

POWER OF ATTORNEY


     The undersigned appoints John L. Dunham, Alan E. Charlson and Richard A. Brickson, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power substitution for him and in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-8, and to sign any and all amendments and post-effective amendments thereto, with respect to The May Department Stores Company 1994 Stock Incentive Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.



                  /s/   Joyce M. Roche
                  Joyce M. Roche
                  Director

Date: January 16, 2004